EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Bryan-College Station Financial Holding Company of our report, dated November 12, on the consolidated financial statements of The Bryan-College Station Financial Holding Company, which report appears in The Bryan-College Station Financial Holding Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999.

                                                                                              /s/ Crowe, Chizek and Company, LLP

Oak Brook, Illinois
March 28, 2000